UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8 - K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 20, 2006

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-20800 (Commission File Number)	91-1572822 (I.R.S. Employer Identification No.)
111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)
(509) 458-3711
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On September 20, 2006, Sterling Financial Corporation (“Sterling”) completed a private placement of an aggregate amount of $50 million in trust preferred securities (the “Preferred Securities”) through a newly formed, wholly owned subsidiary, Sterling Capital Statutory Trust VIII (the “Trust”), as part of a pooled transaction. In connection with the issuance of the Preferred Securities, on September 20, 2006, Sterling entered into an Indenture (the “Indenture”) by and between Sterling and Wilmington Trust Company, as trustee.
     The Preferred Securities mature on September 20, 2036 and are redeemable beginning in 2011, but may be redeemed earlier on the occurrence of certain events. The Preferred Securities bear an initial rate of 7.02%. The rate will be adjusted quarterly at the 90-day LIBOR plus 1.63% and mature in 30 years. The Preferred Securities are part of larger pooled offerings, are subordinate to other borrowings and qualify as capital for regulatory purposes. The Trustee or the holders of at least 25% of the aggregate principal amount of the Preferred Securities outstanding may declare the entire principal of the Preferred Securities and the interest accrued thereon, if any, to be due and payable immediately upon the occurrence of certain events, including defaults in payment by Sterling, or the commencement of a bankruptcy, insolvency or reorganization action by or against Sterling. The Preferred Securities have not been registered and are not expected to be registered under the Securities Act of 1933, as amended, and may not be sold in the absence of registration or an exemption from applicable registration requirements. The proceeds are expected to be used for general corporate purposes.
     The foregoing description of the Preferred Securities is qualified in its entirety by reference to the text of the Indenture, a copy of which is attached as Exhibit 10.1 to this report and incorporated by reference herein.
     On September 21, 2006, Sterling issued a press release announcing the issuance of the Preferred Securities. The text of the press release is attached as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
     (c) The following exhibits are filed herewith:

Exhibit No.	Exhibit Description

10.1	Indenture by and between Sterling Financial Corporation and Wilmington Trust Company dated September 20, 2006.

99.1	Press release text of Sterling Financial Corporation dated September 21, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION (Registrant)

September 21, 2006 Date	By:	/s/ William W. Zuppe William W. Zuppe
President

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Indenture by and between Sterling Financial Corporation and Wilmington Trust Company dated September 20, 2006.

99.1	Press release text of Sterling Financial Corporation dated September 21, 2006.

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